UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2006
Date of Earliest Event Reported: November 4, 2006

WORLD WASTE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-11476	95-3977501
(Commission File Number)	(I.R.S. Employer Identification No.)

13500 Evening Creek Drive, Suite 440, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

(858) 391-3400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

Please see Item 5.02 below.

Item 1.02 Termination of a Material Definitive Agreement

Please see Item 5.02 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed on a Form 8-K filed by World Waste Technologies, Inc., a California corporation, on October 1, 2006 we entered into a three-month consulting agreement with Mr. James Ferris, a member of our board of directors. The agreement required Mr. Ferris to provide us with management consulting services and to assist with certain management initiatives designed to achieve full operation of our plant in Anaheim, California. The agreement provided for the payment to Mr. Ferris of a monthly fee of $12,633, plus an expense reimbursement of $150 day. On November 4, 2006, Mr. Ferris terminated his consulting agreement with us and entered into an at-will employment agreement with us, effective as of November 1, 2006, pursuant to which he was appointed to serve as our Chief Operating Officer and President for a salary of $14,000 per month. This agreement can be terminated by either party at any time without notice. A copy of the agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the agreement set forth above is qualified by reference to such exhibit.

A copy of the press release announcing Mr. Ferris’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Ferris will continue to be compensated for serving as a member of our Board of Directors as if he were a non-employee director. We compensate non-employee directors with a $500 per day payment for attending meetings or otherwise working on company business. In addition, we reimburse non-employee directors for all travel and other expenses incurred in connection with attending meetings of our Board of Directors. Non-employee directors receive a base grant of options to acquire up to 50,000 share of our common stock, with additional grants made in the discretion of the compensation committee. In this regard, Mr. Ferris has previously been granted stock options under our 2004 Stock Option Plan to purchase a total of up to 187,000 shares of our common stock.

Mr. Ferris, age 62, joined our Board of Directors in 2004 and currently serves as a member of our Audit and Compensation Committees. Mr. Ferris served as a member of the board of directors of Albany International from 2000 - 2004. Mr. Ferris has been a trustee of the Institute of Paper Science and Technology since 2003 and prior to that he was the President and Chief Executive Officer of the Institute of Paper Science and Technology from 1996 to 2003. Prior to holding that position he was a long-time employee of the Weyerhaeuser Company where he began his engineering career in manufacturing and progressed through many business and research positions to become Vice President of Research for Pulp, Paper, and Packaging from 1988 to 1996. Mr. Ferris completed the Advanced Management Program at Harvard Business School in 1992, received his Ph.D. (1972) and M.S. (1969) from the Institute of Paper Chemistry at Lawrence University, and obtained his B.S. in Chemical Engineering from the University of Washington in 1966.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement dated as of November 4, 2006, between World Waste Technologies, Inc. and James Ferris.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 7, 2006	WORLD WASTE TECHNOLOGIES, INC.

	By:	/s/ John Pimentel
John Pimentel
Chief Executive Officer